UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

November 24, 2015
Date of Report
(Date of Earliest Event Reported)

RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

South Dakota	001-07982	46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107, Sioux Falls, SD 57117-5107
(Address of principal executive offices)

(605) 336-2750
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Attached as Exhibit 99.1 to this current report on Form 8-K is a press release issued by Raven Industries, Inc. (herein referred to as the “Registrant”or the “Company”) on November 24, 2015 regarding earnings for the third quarter of fiscal year 2016. The information in this report, including Exhibit 99.1, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and Section 11 of the Securities Act of 1933 or otherwise subject to the liabilities of those sections. Furnishing this current report on Form 8-K does not constitute an admission by Raven Industries, Inc. as to the materiality of any information contained in this current report that is required to be disclosed solely by Item 2.02.
Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 24, 2015, the Company announced two changes to its senior leadership team. Scott Wickersham has been named General Manager of the Company’s Aerostar Division, succeeding Lon Stroschein.

As stated in the press release dated November 24, 2015, attached hereto as Exhibit 99.2 and incorporated by reference, the Company also announced that Lon Stroschein has been named Director of Corporate Development. In this new role, Mr. Stroschein will focus on mergers and acquisition activity for the entire corporation.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Raven Industries, Inc. press release dated November 24, 2015.
99.2	Raven Industries, Inc. press release dated November 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.
/s/ Steven E. Brazones
Steven E. Brazones
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: November 24, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Raven Industries, Inc. press release dated November 24, 2015.